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Pricing Supplement No. 20 Dated September 8, 1999         Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated April 1, 1999 and                    File No.: 333-72791
Prospectus Supplement dated April 1, 1999)
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                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

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Date of Issue:  September 13, 1999 [ ] Fixed Rate    [ ] Commercial Paper Rate Note  [ ] LIBOR Reuters
                                   [X] Senior        [ ] Federal Funds Rate Note     [X] LIBOR Telerate
Maturity Date:  October  6, 2000   [ ] Subordinated  [ ] CD Rate Note                [ ] Prime Rate Note
                                                     [ ] CMT Rate Note               [ ] Treasury Rate Note
                                                     [ ] LIBOR Note                  [ ] Other
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CUSIP: 06422NJU1

Principal Amount: $950,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 13th Day of March, June, September, December

Interest Reset Dates:  13th Day of March, June, September, December

Index Maturity: 90 days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: + 6 Basis Points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: September 13, 1999 to December 13, 1999 and quarterly thereafter, up to but excluding the interest payment date

Interest Rate Reset Period: September 13, 1999 to December 13, 1999 and
                            quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): The First National Bank of Chicago

Additional Terms:

This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.

This issue has a short last interest period.